Exhibit 10.5

STOCK OPTION PLAN
OF
MICROCELL TELECOMMUNICATIONS INC.

May 1, 2003

as amended on November 20, 2003

1. INTERPRETATION

     1.1. Definitions

      (a) Board means the board of directors of the Corporation.

      (b) Business Day means a day, other than Saturday, Sunday or a statutory holiday, on which banks are generally open for business in Montreal, Québec and Toronto, Ontario.

      (c) Canadian means a Canadian within the meaning ascribed to such term in the Telecommunications Act (Canada) S.C. 1993, c. 38 and the regulations thereunder, as amended from time to time.

      (d) Change in Control means any of the following occurrences: (a) the acquisition by any one shareholder, or group of shareholders acting jointly or in concert, of more than 50% of the outstanding voting shares of the Corporation; (b) a sale by the Corporation of all or substantially all of its assets to an unrelated third party, or other liquidation or dissolution; (c) a change in the composition of the Board involving at least one-half of the Board which occurs at the same time or within a 60 day period; or (d) a merger, consolidation, or other reorganization of the Corporation which results in the Corporation’s shareholders owning less than 50% of the voting shares of the resulting entity.

      (e) Class A Shares means the Class A Restricted Voting Shares in the capital of the Corporation.

      (f) Class B Shares means the Class B Non-Voting Shares in the capital of the Corporation.

      (g) Corporation means Microcell Telecommunications Inc., a corporation existing under the laws of Canada and any successor corporation.

      (h) Employee means a person in the full-time or part-time employ of the Corporation or a Subsidiary, including an officer of the Corporation or a Subsidiary.

      (i) Exercise Price of an Option has the meaning given to it in Section 3.4(a).

      (j) Family Member means a Participant’s spouse, minor child or minor grandchild.

      (k) Market Price of an Option means the greater of the closing price of the Class A Shares or the closing price of the Class B Shares, as the case may be, on the TSX or any other stock exchange on which the shares are listed, on the last trading day immediately preceding the date of grant of the Option (or if no Shares of any particular class were traded, the average, rounded up to the nearest cent, of the bid and ask prices for the Shares of such class at the close of trading on such day).

      (l) Option means a right to subscribe for one or more Shares pursuant to this Plan.

      (m) Option Agreement means the written agreement between the Corporation and a Participant evidencing the grant and acceptance of an Option substantially in the form of Schedule A.

      (n) Participant means an Employee who has been granted an Option.

      (o) Plan means this stock option plan including the Schedules, as amended from time to time.

      (p) Service Termination Date means the date on which a person ceases to be an Employee. For greater certainty, a person ceases to be an Employee at the time he/she is no longer obligated to work under the direction or control of the employer even if he/she may continue to receive payments from the employer as indemnity in lieu of notice of termination or otherwise.

      (q) Shares means Class A Shares or Class B Shares, as determined by the Board in accordance with Section 3 of this Plan.

      (r) Subsidiary of the Corporation at a particular time means a corporation that is controlled, directly or indirectly, by the Corporation and is designated as a “Subsidiary” by the Board for the purpose of this Plan.

      (s) TSX means the Toronto Stock Exchange, a division of TSX Inc. through which the senior listing operations of TSX Group Inc. are conducted.

     1.2. Headings and References

      The division of this Plan into sections and the insertion of headings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Plan.

     1.3. Extended Meanings

      Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders.

     1.4. Currency

      All references to currency or dollar amounts in this Plan are to lawful currency of Canada.

     1.5. Governing Law

      This Plan shall be governed by and interpreted in accordance with the laws of Québec and the laws of Canada applicable therein, and the Corporation and the Participants irrevocably attorn to the non-exclusive jurisdiction of the courts of Québec.

     1.6. Schedules

      The following Schedules are annexed to this Plan and form part of this Plan:

Schedule A	Option Agreement
Schedule B	Notice
Schedule C	Residency Declaration

2. ESTABLISHMENT OF THE PLAN

     2.1. Establishment

      The Corporation hereby established this Plan, effective on May 1, 2003.

     2.2. Purpose

      The purpose of this Plan is to advance the interests of the Corporation by providing Employees with a financial incentive for the continued improvement in the performance of the Corporation and encouragement to continue employment with the Corporation or a Subsidiary, as the case may be.

     2.3. No Employment Rights

      Participation in this Plan does not give any Employee the right to continue as an employee of the Corporation or a Subsidiary or any right to, or interest in, any Option or Share, except as specifically provided in this Plan. Nothing in this Plan or in any Option shall be deemed, interpreted or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or a Subsidiary, to extend the employment of any Employee beyond the time at which such Employee would normally be required to retire in accordance with any applicable employment agreement, or retirement plan or policy of the Corporation or a Subsidiary, then in effect.

3. GRANT OF OPTION

     3.1. Grant

      (a) Subject to the provisions of this Plan, the Board may, from time to time in its discretion, determine those Employees to whom Options are to be granted, the number of Shares which may be purchased pursuant to such Options, the time or times when such Options shall vest and become exercisable, and the duration of the exercise period.

      (b) The class of Shares which may be purchased pursuant to the exercise of Options will be determined as set forth in Section 4.6.

     3.2. Delegation

      The Board may delegate any of its responsibilities or powers under this Plan to a committee of the Board. In such event, all references to the Board in this Plan in respect of such responsibilities or powers shall be deemed to be references to the committee.

     3.3. Limitations on Grant

      The number of Shares that may be issued pursuant to Options granted under this Plan shall not exceed 3,000 Class A Shares and 2,006,818 Class B Shares or such greater number as shall have been approved by the shareholders, the Board and the TSX or any other stock exchange on which the Shares are listed.

      No Option shall be granted under the Plan if such Option together with all previously established or proposed share compensation arrangements of the Corporation could result, at any time, in:

(i) the number of Shares reserved for issuance pursuant to stock options granted to insiders exceeding 10% of the number of Shares outstanding on a non-diluted basis immediately prior to the time of such grant excluding Shares issued pursuant to share compensation arrangements over the preceding one-year period;

(ii) the issuance to insiders within a one-year period of a number of Shares exceeding 10% of the number of Shares outstanding immediately prior to the time of issuance excluding Shares issued pursuant to share compensation arrangements over the preceding one-year period; or

(iii) the issuance to any one insider and such insider’s associates within a one-year period of a number of Shares exceeding 5% of the Shares outstanding on a non-diluted basis immediately prior to the time of issuance excluding Shares issued pursuant to share compensation arrangements over the preceding one-year period.

     3.4. Exercise Price

      (a) Subject to paragraph 3.4(b) and applicable rules of the TSX or of any other stock exchange on which the Shares are listed, at the time that it grants an Option, the Board shall fix the price per Share payable on the exercise of the Option (the “Exercise Price”).

      (b) The Exercise Price of an Option shall not be less than the Market Price.

     3.5. No Payment on Grant

      No payment to the Corporation shall be required or made on the grant of an Option.

     3.6. Option Agreement

      The grant and acceptance of grant of an Option shall be evidenced by the execution of an Option Agreement between the Corporation and the Participant substantially in the form of Schedule A.

     3.7. Changes in Shares

      If the Shares are subdivided, consolidated, converted or reclassified or the number of Shares varies as a result of a stock dividend, the Board shall adjust one or more of:

(a) the number or class of Shares that may be subject to Options at any particular time;

(b) the number or class of Shares that are subject to outstanding Options; and

(c) the Exercise Price of outstanding Options,

in such manner as the Board considers appropriate in the circumstances and all Option Agreements executed in respect of outstanding Options shall be deemed to have been amended accordingly without any further action or consent of the Corporation and the Employees parties to Option Agreements.

      If any Option has terminated or expired without being fully exercised, any unissued Shares which have been reserved to be issued upon the exercise of the Option shall become available to be issued upon the exercise of Options subsequently granted under the Plan.

     3.8. Fractional Shares

      No fractional shares shall be issued upon the exercise of an Option nor shall any scrip certificates in lieu therefore be issuable at any time. Accordingly, if as a result of any adjustment under Section 3.7, a Participant would otherwise have become entitled to a fractional share upon the exercise of an Option, the Participant shall have the right to purchase only the next lower whole number of Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

     3.9. Designation of Subsidiary

      The Board may revoke the designation of a corporation as a Subsidiary, so long as such revocation does not have retroactive effect. For the purposes of section 4.4, the Service Termination Date of a Participant who is an Employee of such corporation shall be deemed to be the date of such revocation.

4. EXERCISE OF OPTIONS

4.1.	Exercise of Options

      A Participant may exercise an Option, in whole or in part, at any time after the Option vests and before its expiration.

4.2.	Vesting of Options

      Subject to the provisions of this Plan, at the time that it grants an Option, the Board shall fix the vesting period of such Option.

4.3.	Death of Participant

      If a Participant dies:

(a) subject to paragraph (c) below, any unvested Option held by the Participant at the time of the Participant’s death shall immediately terminate;

(b) any vested Option held by the Participant at the time of the Participant’s death shall continue in effect and be exercisable as if the Participant had remained an Employee until the earlier of (a) the expiration date of the Option or (b) 180 days after the death of the Participant; and

(c) the Board may permit the exercise of an Option even though the Option is unvested at the time of the Participant’s death for such period of time, as may be determined by the Board, but which shall in any event not be later than the earlier of (a) the expiration date of the Option or (b) 180 days after the death of the Participant.

4.4.	Termination of Service

      If a Participant ceases to be an Employee for any reason other than death then:

(a) subject to paragraph (c) below, any unvested Option held by the Participant at the Service Termination Date shall immediately terminate;

(b) any vested Option held by the Participant at the Service Termination Date shall continue in effect and be exercisable only for a period of 30 days after the Service Termination Date. If it is not exercised within such 30 day period, the vested Option shall terminate; and

(c) the Board may permit the exercise of an Option even though the Option is unvested at the Service Termination Date for such period of time as may be determined by the Board but which shall in any event not be later than the expiration date of the Option.

4.5.	Order of Exercise

      A Participant may exercise Options in any order regardless of the date of grant of the Options.

4.6.	Method of Exercise and Class of Shares

      (a) A Participant or a Participant’s heirs, executors, administrators or personal or legal representatives may exercise an Option by delivering a written notice of exercise in the form attached as Schedule B together with payment in full of the Exercise Price for all Shares in respect of which the Option is being exercised to the Secretary of the Corporation at the registered office of the Corporation in the City of Montreal, Québec; and, if the Option is for Class A Shares, a residency declaration in the form provided in Schedule C whereby the Participant certifies whether he/she is a Canadian or a non-Canadian.

      (b) The Option shall be deemed to have been exercised upon actual receipt by the Secretary of the Corporation of the materials referred to in Section 4.6(a) and payment in full of the Exercise Price for such Shares. If the residency declaration required by Section 4.6(a) cannot be delivered, the Class A Shares issuable upon the exercise of the Option will be automatically exchanged for Class B Shares. Upon exercise in full, an Option shall be cancelled.

4.7.	Option Not Transferable

      Subject to Section 4.8, an Option granted under this Plan shall be transferable only by will or by the laws of intestacy and shall be exercisable, during the lifetime of the Participant to whom the Option is granted, only by the Participant (or, during any period in which the Participant lacks capacity, by the Participant’s personal or legal representatives) and, upon the death of the Participant, by the Participant’s heirs, executors, administrators or personal or legal representatives. No Option and none of the rights and privileges thereby conferred shall be transferred, assigned, pledged, hypothecated in any way or made the subject of any security of any kind whatever (whether by operation of law or otherwise), and no Option and none of the rights and privileges thereby conferred shall be subject to execution, attachment or similar process. Upon any attempt by a Participant to so transfer, assign, pledge, hypothecate, make subject to a security or otherwise dispose of an Option or any of the rights and privileges thereby conferred contrary to the provisions hereof, or upon the levy of any execution, attachment or similar process upon an Option or any of the rights and privileges thereby conferred, the Option and such rights and privileges shall immediately terminate and cease to be exercisable.

4.8.	Permitted Assignments

      Subject to the prior approval of the Board or, as the case may be, the committee of the Board, a Participant may transfer Options to his or her Family Member, (i) his or her registered retirement savings plan, which is established for the sole benefit of the Participant, (ii) a family trust (if he or she is a trustee and no person, other than the Participant or a Family Member of the Participant, is a beneficiary), (iii) a wholly-owned corporation, or (iv) a corporation controlled by the Participant and all of the minority shareholders are Family Members of the Participant, provided, that, in any such case, the transfer is permitted by, and is effected in accordance with the then applicable policies of the TSX. Upon any such permitted transfer, the transferred Options shall be deemed, for purposes of the Plan, to continue to be held by the Participant, and shall continue to be subject to the terms and conditions of the Plan as if the Participant remained the sole holder thereof.

5. TERMINATION OF OPTION

5.1.	Expiration of Exercise Period

      Options shall expire on the date specified in the Option Agreement or on the date specified in Section 4.3 or 4.4 and, in any event, the term of an Option shall not exceed 10 years from the date of grant.

5.2.	Bankrupt Participant

      If a Participant becomes bankrupt within the meaning of the Bankruptcy and Insolvency Act (Canada) or any other applicable bankruptcy legislation, any unexercised Option held by such Participant shall immediately terminate and cease to be exercisable.

6. GENERAL

6.1.	Delivery of Shares, etc.

      Any Shares to be issued to a Participant pursuant to the exercise of an Option shall be issued not later than 30 days after the date of exercise of the Option.

6.2.	Issuance of Shares

      Any issue of Shares under this Plan shall be subject to applicable law and to prior receipt of all necessary or appropriate consents, if any, of any governmental or regulatory authorities or agencies.

6.3.	Administration

      Subject to Section 3.2, this Plan shall be administered by the Board which may prescribe rules and regulations respecting this Plan. The Board has the exclusive authority to interpret and construe this Plan and to determine all questions respecting this Plan or any Option. Any such interpretation, construction or determination shall be final, binding and conclusive for all purposes in respect of all persons affected thereby. The Board may take such other actions as it considers necessary or desirable in respect of this Plan.

6.4.	Incapacity

      If a person to whom Shares are to be delivered or a payment made under this Plan is a minor or is physically or mentally incapable of giving a valid receipt, delivery or payment may instead be made to a person having the legal care or custody of the person to whom delivery or payment is to be made and any such delivery or payment constitutes a complete discharge of the obligation to make such delivery or payment. Any delivery or payment so made shall be deemed to be a delivery or payment made to the person entitled to such delivery or payment. Once such delivery or payment is made, no further claim may be made in respect of such delivery or payment by any person whatsoever against: (a) the Corporation, (b) any of the Corporation’s affiliates or subsidiaries, (c) any of the Corporation’s or any of its affiliates’ or subsidiaries’ directors, officers, employees or agents, or (d) this Plan.

6.5.	Amendment and Termination

      The Board may at any time by resolution amend, suspend or terminate this Plan in any manner whatsoever, except that, subject to the provisions of Section 6.7, no such amendment, suspension or termination shall adversely affect the terms of any Option previously granted and not yet exercised or expired, without the written consent of the affected Participants.

6.6.	Approvals

      This Plan and any amendments hereto shall be subject to the approval of the Board and any other approvals required by applicable law or the requirements of any stock exchange upon which the Shares are listed. Any Option granted prior to receipt of any such approval shall be conditional upon such approval being given and no Option may be exercised until such approval is given. Notwithstanding any other term of this Plan, the Corporation is not obliged to take any action or to refrain from taking any action if such action (or refraining therefrom) would result in a breach of any applicable law, regulation, judgment, directive, rule, consent, approval, authorization, guideline, order or policy of any governmental or other regulatory authority (including any stock exchange upon which the Shares are listed).

6.7.	Reorganization

      In the event of a Change in Control, a reorganization of the Corporation, an amalgamation of the Corporation, an arrangement involving the Corporation, a take-over bid (as that term is defined in the Securities Act (Québec)) for all of the Shares or the sale or disposition of all or substantially all of the property and assets of the Corporation, the Board may make such provision for the protection of the rights of the Participants as the Board in its discretion considers appropriate in the circumstances, including changing the date on which any Option vests and/or the date on which any Option expires.

SCHEDULE A

Form of Option Agreement

      This option agreement is entered into between Microcell Telecommunications Inc. (the “Corporation”) and the Participant named below pursuant to the Stock Option Plan of the Corporation (the “Plan”).

      This agreement evidences that on                               the Participant has been granted an Option to purchase                               Shares at an Exercise Price of $ per Share.

      The Option vests in the Participant and, subject to early expiry in the event of death or termination of service, expires as follows:

Number of Shares	Vesting Date	Expiry Date

      The Option is subject to the terms of the Plan. Capitalized terms used but not defined in this certificate have the meanings given to them in the Plan.

      This agreement and all related documents have been drawn up in the English language at the specific request of the parties hereto. Ce contrat et tous les documents relatifs ont été rédigés dans la langue anglaise à la demande expresse des parties aux présentes.

      And the parties have signed as of                               .

MICROCELL TELECOMMUNICATIONS INC.

By:

Name:
Title:

Acknowledged and accepted by:

Name of Participant

SCHEDULE B

Notice

TO: Secretary of Microcell Telecommunications Inc.

      I refer to the Option to purchase                     Shares at an Exercise Price of $          per Share (the “Exercise Price”) pursuant to the Stock Option Plan of Microcell Telecommunications Inc. (the “Plan”) that was granted to me on                     and is evidenced by a Stock option agreement executed as of                               .

      Capitalized terms used but not defined in this notice have the meanings given to them in the Plan.

      I hereby exercise the Option in respect of                     Shares (the “Exercised Shares”) thereby subscribing for the Exercised Shares at a subscription price per Exercised Share equal to the Exercise Price for an aggregate subscription price of $           (the “Subscription Price”).

      Please register                               Exercised Shares in my name and forward the share certificate evidencing such Exercised Shares to me at the address noted below. A cheque in the amount of $          on account of the Subscription Price is attached to this notice.

Address of Participant (PLEASE PRINT)	---------------------------------------------- Name of Participant (PLEASE PRINT)

---------------------------------------------- Signature of Participant

---------------------------------------------- Date

SCHEDULE C

FORM OF RESIDENCY DECLARATION

TO: Microcell Telecommunications Inc.

      In connection with the Stock Option Plan of Microcell Telecommunications Inc., the undersigned, being the person in whose name shares in the capital of Microcell Telecommunications Inc. (the “Shares”) are to be registered, hereby DECLARES and REPRESENTS that:

☐ the undersigned is Canadian as defined herein, OR

☐ if other than the undersigned is not Canadian as defined herein.

      For purposes of this residency declaration “Canadian” means:

(a) a citizen within the meaning of subsection 2(1) of the Citizenship Act (Canada) who is ordinarily resident in Canada; or

(b) a permanent resident within the meaning of subsection 2(1) of the Immigration Act (Canada) who is ordinarily resident in Canada, and has been ordinarily resident in Canada for not more than one year after the date on which that person first became eligible to apply for Canadian citizenship.

DATED the day of 20 .

Name:
Address: